Calculation of Filing Fee Tables
S-3
Piedmont Realty Trust, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(o)			$ 250,000,000.00	0.0001531	$ 38,275.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 250,000,000.00		$ 38,275.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 23,175.00
			Net Fee Due:						$ 15,100.00
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No.333-289089), filed on July 30, 2025.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Piedmont Realty Trust, Inc.	S-3	333-266389	07/29/2022		$ 23,175.00	Equity	Common Stock		$ 250,000,000.00
Fee Offset Sources	3	Piedmont Realty Trust, Inc.	S-3	333-266389		07/29/2022						$ 23,175.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The offering that included the unsold securities under the Prior Prospectus Supplement has been terminated.

Offset Note
[2]	The registrant previously filed a prospectus supplement, dated July 29, 2022 (the "Prior Prospectus Supplement") pursuant to the Registration Statement on Form S-3 (Registration No.333-266389), filed with the Securities and Exchange Commission on July 29, 2022 (the "Prior Registration Statement"), relating to the offer and sale of shares of common stock having an aggregate offering price of up to $250,000,000 under its then current "at-the-market" program. In connection with the filing of the Prior Prospectus Supplement, the total registration fee of $23,175 was paid. As of the date of this prospectus supplement, shares of common stock having an aggregate offering price of up to $250,000,000 were not sold under the Prior Prospectus Supplement. The offering that included the unsold securities under the Prior Prospectus Supplement has been terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $23,175 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is being applied to the filing fees payable in connection with this prospectus supplement.

[3]	The registrant previously filed a prospectus supplement, dated July 29, 2022 (the "Prior Prospectus Supplement") pursuant to the Registration Statement on Form S-3 (Registration No. 333-266389), filed with the Securities and Exchange Commission on July 29, 2022 (the "Prior Registration Statement"), relating to the offer and sale of shares of common stock having an aggregate offering price of up to $250,000,000 under its then current "at-the-market" program. In connection with the filing of the Prior Prospectus Supplement, the total registration fee of $23,175 was paid. As of the date of this prospectus supplement, shares of common stock having an aggregate offering price of up to $250,000,000 were not sold under the Prior Prospectus Supplement. The offering that included the unsold securities under the Prior Prospectus Supplement has been terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $23,175 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is being applied to the filing fees payable in connection with this prospectus supplement.